Exhibit 10.3

MORTGAGE SUPPLEMENT NO. 1 (CIT Loan)

THIS MORTGAGE SUPPLEMENT NO. 1 (CIT Loan), dated September 21, 2005 (this “Mortgage Supplement No. 1”), is executed by SkyWest Airlines, Inc., a Utah corporation (“Borrower”).

W I T N E S S E T H :

WHEREAS, that certain Aircraft Mortgage and Security Agreement (CIT Loan) dated as of the date first set forth above (the “Mortgage”), between Borrower and C.I.T. Leasing Corporation, as Lender and as Security Trustee, in its capacity as Security Trustee, (“Security Trustee”) provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other defined terms in the Mortgage being herein used with the same meanings) and any Replacement Airframe or Replacement Engine included in the Mortgage Estate, and shall specifically mortgage such Aircraft, Replacement Airframe or Replacement Engine, as the case may be, to Security Trustee; and

WHEREAS, the Mortgage relates to the Airframe and Engines described below and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA as one document.

NOW, THEREFORE, this Mortgage Supplement No. 1 witnesseth that, to secure (a) the prompt payment of the principal of and the Breakage Amount (if any) and interest on, and all other amounts due with respect to, all Notes from time to time outstanding under the Mortgage and the performance and observance by Borrower of all agreements, covenants and provisions for the benefit of the Note Holders in the Mortgage, the Notes, the Loan Agreement and the other Operative Documents, and the prompt payment and performance of any and all obligations from time to time owing under the Mortgage, the Notes, the Loan Agreement or the other Operative Documents by Borrower to the Note Holders, and (b) the prompt payment when due of the principal of and the breakage amount (if any) and interest on, and all other amounts due with respect to, all notes or loan certificates, as the case may be, from time to time outstanding under a Related Collateral Loan and the performance and observance by Borrower of all of the agreements, covenants and provisions for the benefit of the certificate holders or note holders, as the case may be, therein and in the “Operative Documents” as such term is used in connection with such Related Collateral Loan, and the prompt payment and performance of any and all obligations from time to time owing thereunder by Borrower to the note holder or certificate holder, as the case may be, therein and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of the acceptance of the Notes by the Note Holders, and of the sum of $1 and other valuable consideration paid to Borrower by Security Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto Security Trustee and its successors and assigns, for the security and benefit of the Note Holders, in the trust created by the Mortgage a security interest in and mortgage Lien upon, all estate, right, title and interest of Borrower in, to and under the following described property:

AIRFRAME

Four Airframes identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number
Bombardier Inc.	CL-600-2B19	N698BR	7799
Bombardier Inc.	CL-600-2B19	N699BR	7801
Bombardier Inc.	CL-600-2B19	N709BR	7850
Bombardier Inc.	CL-600-2B19	N710BR	7852

together with all Parts, appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time thereto belonging, installed in or appurtenant to said Airframe.

AIRCRAFT ENGINES

Eight aircraft Engines identified as follows:

Manufacturer	Model	Manufacturer’s Serial Numbers	Attached To Airframe With Serial Numbers
General Electric Company	CF34-3B1	Left - 873761 Right – 873762	7799
General Electric Company	CF34-3B1	Left – 873767 Right – 873766	7801
General Electric Company	CF34-3B1	Left – 873903 Right – 873884	7850
General Electric Company	CF34-3B1	Left – 873885 Right - 873890	7852

together with all Parts, equipment and accessories thereto belonging, by whomsoever manufactured, installed in or appurtenant to said aircraft Engines.  Each Engine is of 750 or more rated take-off horsepower or the equivalent of such horsepower.

Together with all substitutions, replacements and renewals of the property above described, and all property that shall hereafter become physically attached to or incorporated in the property above described, whether the same are now owned by Borrower or shall hereafter be acquired by it.

TO HAVE AND TO HOLD all and singular the aforesaid property unto Security Trustee, its successors and assigns, for the benefit and security of the Note Holders for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement No. 1 shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

AND, FURTHER, Borrower hereby acknowledges that the Airframe and Engines referred to in this Mortgage Supplement have been delivered to Borrower and are included in the property of Borrower and are covered by all the terms and conditions of the Mortgage and are subject to the Lien of the Mortgage.

[Remainder of Page Intentionally Blank – Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Mortgage Supplement No. 1 to be duly executed by one of its officers thereunto authorized as of the day and year first above written.

SKYWEST AIRLINES, INC.,
Borrower

By:	/s/ Michael J. Kraupp
Name:	Michael J. Kraupp
Title:	Vice President Finance and Assistant Treasurer

[Signature Page to Mortgage Supplement No. 1]